Exhibit 99.1

500 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104-3825 USA 651.603.7700 Fax: 651.603.7795 www.imagesensing.com

NEWS RELEASE

Contact:	Gregory R. L. Smith, Chief Financial Officer
Image Sensing Systems, Inc. Phone: 651.603.7700

FOR IMMEDIATE RELEASE

Image Sensing Systems Names Thomas G. Hudson as a Director

Saint Paul, Minn., April 17, 2013 -- Image Sensing Systems, Inc. (NASDAQ: ISNS) announced today that Thomas G. Hudson has been appointed to its Board of Directors.

Hudson has extensive experience in senior executive positions at diverse IT companies, with a focus on multinational enterprise customers. Since April 2011, he has been Chief Executive Officer and a director of Municipal Parking Services, Inc., a development-stage company that provides parking solutions to cities and municipalities. Hudson has over 35 years of experience in the computer, communications, software and services industries, including as Chief Executive Officer of Global Capacity Group, Inc., a start-up company providing integrated communications logistics software solutions worldwide, and as President and Chief Executive Officer of Computer Network Technology Corporation, a publicly-traded provider of wide area storage networks. Earlier in his career, he served for 25 years in a number of management positions at IBM Corporation, including General Manager/Vice President of services, product development, and sales and marketing. Hudson previously served on the boards of directors of 20/20 Technologies, Inc., Computer Network Technology Corporation, McData Corp., Lawson Software, Inc. and Plato Software, Inc. when they were publicly-held companies.

The Company also announced that Panos G. Michalopoulos has informed the board that he will not stand for reelection as a director at the 2013 annual meeting of shareholders. Chairman of the Board, Jim Bracke, commented: “We thank Dr. Panos Michalopoulos for his long service and dedication to our Company. His pioneering technical vision that led to the founding of Image Sensing Systems single handedly helped to establish the above ground traffic detection industry. We plan to continue to work with Panos as a technical advisor to the Company.”

About Image Sensing

Image Sensing Systems, Inc. is a provider of above ground detection and information management solutions for the Intelligent Transportation Systems (ITS) sector and adjacent markets including security, police and parking. We have sold more than 135,000 units of our industry leading Autoscope® machine-vision, RTMS® radar and CitySync automatic number plate recognition (ANPR) products in over 60 countries worldwide. This depth of our experience coupled with the breadth of our product portfolio uniquely positions us to provide powerful hybrid technology solutions and to exploit the convergence of the traffic, security and environmental management markets. We are headquartered in St. Paul, Minnesota. Visit us on the web at imagesensing.com.

Safe Harbor Statement: Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; developments in the demand for the Company’s products and services; relationships with the Company’s major customers and suppliers; the mix of and margins on the products we sell; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services, including ANPR products; adverse weather conditions in our markets; the impact of governmental laws and regulations; increased international presence; our success in integrating acquisitions; and competitive factors. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s reports and other documents filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 filed in March 2013.